UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 3, 2024

Farmers & Merchants Bancorp
(Exact name of registrant as specified in its charter)

Delaware	000-26099	94-3327828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West Pine Street, Lodi, California	95240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (209) 367-2300

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Late last year, Executive Vice President and Chief Administrative Officer Deborah Skinner verbally communicated to the Board of Directors of Farmers & Merchants Bancorp (the “Company”) that she was considering the possibility of retiring at the end of 2024. In response to this possibility, the Board of Directors and Executive Management Team immediately initiated action steps in response to this potential succession event. Internal and external candidates were identified and preliminarily vetted. On September 3, 2024, in compliance with the terms of her executive employment contract, Deborah Skinner officially notified the Board of Directors in writing of her intention to retire effective December 31, 2024. The search committee immediately undertook final vetting procedures on a number of internal and external candidates, including a series of interviews. The selection process is in the final stages. The Company expects to announce the replacement candidate in time to allow for an orderly orientation and transition of this important Named Executive Officer position prior to Deborah Skinner’s departure from the company.  The Company’s long-standing succession planning strategies have insured orderly transition of all Executive Officer vacancies over the past 27 years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2024

FARMERS & MERCHANTS BANCORP

	By:	/s/ Bart R. Olson
Bart R. Olson
Executive Vice President & Chief Financial Officer